Exhibit 10.2

Portions of this Exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Such omissions are designated as **.

Execution Version

AMENDMENT NO. 1

to

PRODUCT DEVELOPMENT AND

COMMERCIALIZATION AGREEMENT

This Amendment No. 1 (this “Amendment”), effective as of August 1, 2006 (the “Amendment Effective Date”), is entered into by and between SmithKline Beecham Corporation, doing business as GlaxoSmithKline, a Pennsylvania corporation having a principal place of business at One Franklin Plaza, 200 N 16th Street, Philadelphia, PA 19102 (“SB Corp”), and Glaxo Group Limited, a company existing under the laws of England and Wales, having its registered office at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, England (“GGL”), SB Corp and GGL being collectively referred to hereinafter as “GSK”; and Pharmacopeia Drug Discovery, Inc., a Delaware corporation having a principal place of business at 3000 Eastpark Boulevard, Cranbury, New Jersey 08512 (“Pharmacopeia”).  Pharmacopeia and GSK are each referred to herein by name or as a “Party” or, collectively, as the “Parties.”  The Parties do hereby enter into this Amendment in order to amend that certain Product Development and Commercialization Agreement by and between the Parties which was executed as of March 24, 2006 (the “Agreement”).

The Parties do hereby amend the Agreement as follows:

1.             All capitalized terms not defined in this Amendment shall have the meanings given to them in the Agreement.

2.             Add new Section 1.32(a) as follows:

“1.32(a)  ‘GSK TOOL COMPOUND’ shall mean any compound (and any isomers, esters, salts, hydrates, or solvates thereof) provided hereunder by GSK to Pharmacopeia (as documented by a “GSK Tool Compound Transfer Record” which shall describe the compound being transferred and the amount and date provided and the purpose for which the compound is provided) which (i) has been documented by GSK, at the time of transfer to Pharmacopeia, to modulate the activity of an Initial Target, (ii) is described in any know-how or pending or issued patent Controlled by GSK, and (iii) is neither in the public domain nor available to Pharmacopeia from any Third Party having the legal right to provide such compound, and which is provided to Pharmacopeia for use under the Agreement only as a positive control in biological assays for activity with respect to the applicable Initial Target, and not for any other use or purpose.”

3.                                       Add new Section 1.32(b) as follows:

“1.32(b)  ‘GSK TOOL COMPOUND IP’ shall mean any Know-how or pending or issued Patent, pertaining specifically to a GSK Tool Compound, which (i) exists as of the date such GSK Tool Compound is supplied to Pharmacopeia and is owned or Controlled by GSK or (ii) is conceived solely by GSK and reduced to practice by Pharmacopeia in the course of performing a

Program.  Any GSK Tool Compound IP shall be assigned to GSK as the sole owner thereof, and GSK shall have sole control over all matters pertaining to the prosecution, defense and enforcement of any Patents included in GSK Tool Compound IP.  In the event that Pharmacopeia conceives an invention based on its use of any GSK Tool Compound as expressly permitted pursuant to this Amendment and obtains patent protection therefor, such patent shall not fall within the GSK Tool Compound IP defined in this paragraph.  However, Pharmacopeia hereby grants to GSK a non-exclusive, ** license, under all of **, to ** of the Agreement.”

4.             Revise Section 2.2.2(a) to read in its entirety as follows:

“(a)  determine the ** (**) ** (other than the ** (**) **, which shall be determined prior to the Effective Date pursuant to Section 3.2.1) which shall be pursued via Programs pursuant to this Agreement.  The JSC may, at its discretion, agree to revise the schedule for the transfer of reagents and assays from GSK to Pharmacopeia described in paragraph (c) below, or the JSC may for any reason agree to substitute an alternative Target for the applicable Initial Target;”

5.             Revise Section 3.2.3 to read in its entirety as follows:

“3.2.3      Provision of Reagents and Assays.  The reagents and assays for screening of the Initial Targets shall be provided by GSK to Pharmacopeia on a reasonable schedule to be established by the JSC, except with respect to any Initial Targets for which Pharmacopeia has or can readily generate reagents and assays, at Pharmacopeia’s reasonable discretion.  GSK will complete transfer of reagents and assays to Pharmacopeia for the ** (**) ** in accordance with a schedule to be mutually agreed by the Parties after the Effective Date.  In the event GSK determines that, for any reason, it will be unable to complete the transfer of such reagents and assays in accordance with such schedule, the JSC may agree to revise the schedule or to substitute an alternative Target for the applicable Initial Target.”

6.             Add new Section 3.2.4 as follows:

“3.2.4      Supply of GSK Tool Compounds.

(a)                                                          Pursuant to the decision of the JSC, GSK will supply to Pharmacopeia a GSK Tool Compound in reasonable quantities as determined by the JSC, provided that such quantities are readily available to GSK, for use by Pharmacopeia only as a positive control for determining activity in biological assays to support the conduct of one or more Screening Programs.  All such transfers of GSK Tool Compounds shall be documented in writing by a “GSK Tool Compound Transfer Record”, which shall record the name of the compound and the amount and date transferred and the permitted purpose for use by Pharmacopeia.  At the time GSK provides a GSK Tool Compound to Pharmacopeia, GSK shall grant, and hereby does grant to Pharmacopeia, a non-exclusive license to use the GSK Tool Compound under the relevant GSK Tool Compound IP owned or Controlled by GSK for use only in biological assays pursuant to a Program (i) as a positive control in an assay to modulate the activity of the applicable Target and/or (ii) to find non-active site inhibitors, and for no other purpose.  For avoidance of doubt, Pharmacopeia shall not be permitted to transfer or disclose any GSK Tool

Compound or any GSK Tool Compound IP or any information regarding the chemical structure of any GSK Tool Compound to a Third Party without GSK’s prior written consent.  In addition, the Parties understand and agree that Pharmacopeia shall not use the GSK Tool Compound or the GSK Tool Compound IP as a starting point or as an intermediate in any chemistry efforts or any structure-activity-relationship studies (SAR studies) under a Program to identify or optimize any chemical compound or series to be progressed by Pharmacopeia pursuant to any Program.

(b)                                                         In addition, pursuant to a request from the JSC, GSK may, at its sole discretion, elect to supply to Pharmacopeia (for Pharmacopeia’s convenience), and Pharmacopeia may, at its sole discretion, accept for screening, certain tool compounds which do not qualify under the definition of GSK Tool Compounds, but which may be useful as a positive control in a biological assay under a Program for one of the Initial Targets.  Any such tool compound provided by GSK to Pharmacopeia shall be subject to all of the same restrictions upon permitted use and disclosure as are described above in paragraph (a) of this Section 3.2.4 for the GSK Tool Compounds.  To the extent that Pharmacopeia uses any compound supplied by GSK pursuant to this Section 3.2.4(b), Pharmacopeia agrees to do so at its own risk.

7.             Add a new sentence at the end of Section 3.3.1 as follows:

“In addition, GSK and Pharmacopeia hereby agree that the provisions of this Section 3.3 (“Restrictions on Targets/Noncompete”) shall not apply to restrict or prohibit the pursuit by either Party outside of Programs under the Agreement, whether independently or for/with a Third Party, of the discovery, research, development or commercialization of any **, wherein such ** is an Initial Target under the Agreement.

8.             All the terms of the Agreement, except as expressly modified by this Amendment, shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed by its duly authorized representatives as of the Amendment Effective Date.

SMITHKLINE BEECHAM CORPORATION,		PHARMACOPEIA DRUG
d/b/a GLAXOSMITHKLINE		DISCOVERY, INC.

By:	/s/ Donald E. Parman	By:	/s/ Leslie J. Browne

Name: Donald E. Parman		Name: Leslie J. Browne, Ph.D.

Title: Vice President and Secretary		Title: President and Chief Executive Officer

Date: August 10, 2006		Date: August 8, 2006

GLAXO GROUP LIMITED

By:	/s/ V.A. Whyte

Name: V.A. Whyte

Title: Assistant Company Secretary

Date: 10 August 2006